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                                    INVESTOR
                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              GILMAN + CIOCIA, INC.

                                       AND

                                 THE PURCHASERS

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                              Dated: April 25, 2007

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                                Table of Contents

                                                                            Page
                                                                            ----

1.     Purchase and Sale of Offered Shares.....................................1
2.     Closing; Payment and Delivery...........................................1
3.     Representations and Warranties of the Company...........................2
4.     Representations and Warranties of the Purchasers.......................11
       4.1     Authorization..................................................12
       4.2     Purchase Entirely for Own Account..............................12
       4.3     Experience of Such Purchaser...................................12
       4.4     General Solicitation...........................................12
       4.5     Short Sales and Confidentiality................................12
       4.6     Disclosure of Information......................................12
       4.7     Restricted Securities..........................................12
       4.8     Accredited Investor............................................13
       4.9     Release of Funds...............................................13
       4.10    Purchasers' Indemnification of the Company.....................13
5.     Conditions to the Purchasers' Obligations..............................13
       5.1     Representations, Warranties, Covenants and Agreements..........13
       5.2     Opinions of Counsel............................................14
       5.3     Consents.......................................................14
       5.4     Good Standing Certificate......................................14
       5.5     Secretary's Certificate........................................14
       5.6     No Litigation..................................................14
       5.7     No Suspension of Trading.......................................14
       5.8     No Adverse Market Actions......................................15
       5.9     Officer's Certificate..........................................15
       5.10    Registration Rights Agreement..................................15
       5.11    Placement Purchase Agreement...................................15
       5.12    Shareholder Agreement..........................................15
       5.13    MetLife Escrow Release.........................................15
       5.14    Wachovia Approval..............................................15
       5.15    No Material Adverse Effect.....................................15
       5.16    Employment Agreements..........................................15
6.     Conditions to the Company's Obligations................................15
       6.1     Stockholders Consent...........................................16
       6.2     Shareholder Agreement..........................................16
       6.3     Registration Rights Agreement..................................16
       6.4     Wachovia Approval..............................................16
7.     Covenants and Agreements of the Parties................................16

                                Table of Contents
                                   (continued)
                                                                            Page
                                                                            ----

8.     Indemnification........................................................17
9.     Miscellaneous..........................................................18
       9.1     Survival of Warranties.........................................18
       9.2     Successors and Assigns.........................................18
       9.3     Governing Law..................................................19
       9.4     Submission to Jurisdiction; Waiver of Jury Trial...............19
       9.5     Counterparts...................................................19
       9.6     Titles and Subtitles...........................................19
       9.7     Notices........................................................19
       9.8     Certain Fees and Reimbursements................................20
       9.9     Expense Reimbursement..........................................20
       9.10    Amendments and Waivers.........................................20
       9.11    Severability...................................................20
       9.12    Entire Agreement...............................................21
       9.13    Publicity......................................................21
       9.14    Further Assurances.............................................21
       9.15    Independent Nature of Purchasers' Obligations and Rights.......21
       9.16    Termination of Agreement.......................................22

                                    INVESTOR
                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (the "Agreement") is made as of the 25th day of April 2007, by and among Gilman + Ciocia, Inc., a Delaware corporation ("Company"), and the investors listed on Schedule I (the "Schedule of Purchasers") attached hereto ("Purchasers").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the provisions of this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, 40,000,000 shares (the "Offered Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $.10 per Offered Share; and

      WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act; and

      WHEREAS, the Purchasers and their permitted transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing (as defined herein) by and among the Company and the Purchasers (the "Registration Rights Agreement"); and

      WHEREAS, each Purchaser is an "accredited investor," as such term is defined in Rule 501 under the Securities Act; and

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Purchasers hereby agree, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, an aggregate of 40,000,000 Offered Shares, for an aggregate purchase price per Purchaser equal to $.10 multiplied by the number of Offered Shares purchased by such Purchaser (the "Purchase Price"), as set forth opposite such Purchaser's name on the Schedule of Purchasers (the "Purchase").

      2. Closing; Payment and Delivery.

            (a) Unless this Agreement is terminated in accordance with Section
9.16 hereof, the closing of the Purchase (the "Closing") shall occur no later than the second business day following the date on which the Stockholder Consent is obtained and each condition set forth in Sections 5 and 6 hereof are satisfied (or waived by the party entitled to waive such condition) (the "Closing Date") either (i) at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 or such other location as the parties may mutually agree or (ii) by mail.

            (b) At the Closing, the Purchase Price shall be released to the Company from the escrow account established pursuant to the escrow agreement dated as of the date hereof by and among the Company and the Purchasers (the "Escrow Agreement") against delivery of certificates representing the Offered Shares subscribed to hereunder, with any transfer taxes payable in connection with the transfer of the Offered Shares to the Purchasers duly paid, registered in the names of the Purchasers as set forth on the Schedule of Purchasers attached as Schedule I to this Agreement to the Company on behalf of the Purchasers.

            (c) The Offered Shares delivered for the account of each Purchaser shall be registered in such names and in such denominations as requested in writing by such Purchaser not later than two full business days prior to the Closing Date.

      3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and the Closing Date. Each of the representations and warranties are qualified in their entirety by the information contained in the Disclosure Schedules to the extent that it is reasonably apparent from the text of such disclosed information that it relates to, or is an exception to, such representation or warranty, and such changes resulting from the stock purchase agreement to be entered into prior to the Closing Date (the "Placement Purchase Agreement") by and among the Company and the purchasers set forth on Schedule I thereto and the shareholder agreement to be entered into as of the Closing Date between the Company and the shareholders set forth on Schedule I and Schedule II thereto (the "Shareholder Agreement"). As an inducement to the Purchasers, Prime Partners, Inc., a New York corporation, has delivered a letter agreement relating to its agreement to purchase shares of Common Stock pursuant to the Placement Purchase Agreement.

            (a) As of their respective dates, each document filed by the Company with the SEC pursuant to the Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act, as any of such documents may have been subsequently amended by filings made by the Company with the SEC prior to the Closing Date (the "SEC Documents"), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the SEC Documents contains, and on the Closing Date, none of the SEC Documents will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the SEC Documents and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have (i) a material and adverse effect on the consummation of the transactions contemplated by any Transaction Document or the enforceability of any Transaction Document against the Company, or (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition of the Company and the Subsidiaries, taken as a whole, (either of (i) or (ii), a "Material Adverse Effect").

            (c) The Company's subsidiaries are set forth in the Disclosure Schedules (the "Subsidiaries"). Unless the context requires otherwise, all references to the Company include the Subsidiaries. Each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its state of incorporation or organization (as applicable) as set forth in the Disclosure Schedules, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. The Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, such ownership is free and clear of any security interests, liens, encumbrances, claims, charges, pre-emptive rights and any similar rights of third parties, all of such shares have been duly authorized and validly issued, fully paid and non-assessable, and all of such shares were issued in compliance with applicable state and federal securities law.

            (d) The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

            (e) Set forth in the Disclosure Schedules is (i) the authorized capital stock of the Company, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock option plan and pursuant to the conversion or exercise of any outstanding securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock ("Common Stock Equivalents"). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents (as defined in Section 3.6). Except as set forth in the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of any capital stock of any of the Subsidiaries, any Common Stock or any Common Stock Equivalents. The issuance and sale of the Offered Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights, similar rights to subscribe for or purchase securities or any rights of third parties. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Offered Shares. Except for the Shareholder Agreement, there are no stockholders agreements, voting agreements or other agreements with respect to any of the Company's securities to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's securityholders.

            (f) Each of this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Shareholder Agreement (the "Transaction Documents") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law and by public policy.

            (g) The execution and delivery by the Company, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, for which a waiver or consent has not been obtained, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Shares and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement or such the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

            (h) There has not occurred any material adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business since June 30, 2006. Since June 30, 2006, neither the Company nor any Subsidiary has entered into any transaction or incurred any liabilities, contingent or otherwise, other than those in the ordinary course of business consistent (including as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since June 30, 2006, there has not been:

                  (i) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                  (ii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                  (iii) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                  (iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                  (v) any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                  (vi) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or

                  (vii) the loss or threatened loss of any customer or supplier
(i) representing more than 5% of the revenues or expenditures of the Company and its Subsidiaries taken as a whole or (ii) which has had or could reasonably be expected to have a Material Adverse Effect.

            (i) None of the Company nor any Subsidiary is in violation of (x) its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or (y) other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, except in the case of (y) for such defaults that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

            (j) There are no legal or governmental investigations, proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than governmental investigations, proceedings, orders, judgments, writs, injunctions, decrees or demands other than any governmental proceedings, orders, judgments, writs, injunctions, decrees or demands that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

            (k) The Company and each Subsidiary (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all material terms and conditions of any such permit, license or approval, (d) is in compliance with any provisions of the employee Retirement Income Security Act of 1974, as amended, ("ERISA") or the rules and regulations promulgated thereunder and (e) is in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except, with respect to clauses (a) through (c), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or failure to comply with the terms and conditions of such permits, licenses or approvals, could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

            (l) There are no significant costs or liabilities to the Company or any Subsidiary associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Neither the Company nor any Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, singly or in the aggregate; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

            (m) None of the Company nor any Subsidiary is, and giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (n) None of the Company, any Subsidiary nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an "Affiliate") has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or will be integrated with the sale of the Offered Shares in a manner that would require the registration under the Securities Act of the Offered Shares or which would adversely affect the reliance by the Company on
Section 4(2) of the Securities Act for the exemption of the Offered Shares from registration under the Securities Act or (b) offered, solicited offers to buy or sold the Offered Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (o) The books, records and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions in the assets of, and the results of operations of, the Company. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (p) Each of the Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the SEC Documents. To the Company's knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, which infringement, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any basis for a finding that the Company does not have valid title or license rights to the patents and patent applications that the Company or any Subsidiary purports to own or license, and, none of the Company nor any Subsidiary has been notified that it is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of, infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the SEC Documents and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect if the subject of an unfavorable decision, ruling or finding, and the Company has no knowledge of any facts or circumstances that would serve as a reasonable basis for any such claims.

            (q) Other than with respect to Environmental Laws and ERISA (which are governed by Section 3.11 above) each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent such failure to be valid and in full force and effect or to be in compliance of any such event or the presence of any such restriction could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company and each Subsidiary is in compliance with all the material terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization.

            (r) The financial statements included or incorporated by reference in the Company's Form 10-K for the fiscal year ended June 30, 2006 and the Company's Form 10-Q for the quarterly period ended December 31, 2006 (the "Most Recent SEC Documents") as the same may have been amended prior to the date hereof, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Most Recent SEC Documents are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information set forth under the captions "Financial Statements and Supplementary Data" and "Financial Information" in the Most Recent SEC Documents are derived from the accounting records of the Company and its subsidiaries, have been computed on a basis consistent with the audited financial statements in the Most Recent SEC Documents and fairly present in all material respects, on the basis stated in the Most Recent SEC Documents, the information included therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and the applicable requirements of the Exchange Act.

            (s) There are no existing or, to the Company's knowledge, threatened material labor disputes with the employees of the Company or any Subsidiary.

            (t) The Company's and the Subsidiaries' are in material compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions and decrees in each state in which the Company's and the Subsidiaries' services are marketed.

            (u) None of the Company nor any Subsidiary has received any written communication notifying the Company or such Subsidiary as to the termination or threatened termination or modification or threatened modification of any agreement material to the business of the Company or any Subsidiary or of any agreement described in the SEC Documents.

            (v) Each of the Company and each Subsidiary has timely prepared and filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them (other than taxes being contested in good faith and for which adequate reserves have been established) to the extent that the same are material and have become due, except for such assessments which could not reasonably be expected to be material to the Company and the Subsidiaries taken as a whole. All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries and all charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects. To the Company's knowledge, there are no tax audits or investigations pending. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending which if adversely determined could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, or, to the Company's knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

            (w) Each of the Company and each Subsidiary is insured against such losses and risks and in such amounts, including with respect to errors an omissions and director and officer policies, the coverages for which are set forth in the Disclosure Schedule, that is customary for comparably situated companies in the businesses in which it is engaged and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. All policies of insurance and fidelity or surety bonds insuring the Company, any Subsidiary or the Company's or any Subsidiary's businesses, assets, employees, officers and directors which are necessary or advisable for the conduct of the business of the Company and its Subsidiaries are in full force and effect. The Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it and the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

            (x) Each of the Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary. Any real property and buildings held under lease by the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiary.

            (y) Except as set forth in the Disclosure Schedules, (x) since June 30, 2004, the Company has timely filed with the SEC all annual reports on Form 10-K, all quarterly reports on Form 10-Q and all current reports on Form 8-K required to be filed under the Exchange Act, (y) the Company is and, as of the time of the Closing will be, current in its reporting obligations under the Exchange Act and (z) the Company and its Subsidiaries have not been notified of any pending investigations of the Company or any of its Subsidiaries by the SEC. To the Company's knowledge, the Company has responded to all comments raised by the SEC with respect to the Company's reports, registration statements and other filings made with the SEC to the SEC's satisfaction, and no comments which (i) could have an adverse effect on the Company's consolidated financial condition or results of operations (past or future), (ii) could require a restatement of previously filed financial statements or (iii) could prevent the Company from using a form that would otherwise be available to it, remain unresolved with the SEC.

            (z) There is and there has been no failure on the part of the Company and the Subsidiaries or, to the Company's knowledge, any of the officers or directors of the Company or any Subsidiary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

            (aa) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares.

            (bb) Neither the Company nor any of its Affiliates has directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit an offer to buy, sell or offer to sell, or otherwise negotiate in respect of any security which might be integrated with the sale of the Offered Shares in a manner that would require the Offered Shares to be registered under the Securities Act. There are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act. No registration under the Securities Act of the Offered Shares is required for the sale of the Offered Shares to the Purchasers under this Agreement, assuming the accuracy of the Purchasers' representations, warranties and agreements set forth in Section 4.

            (cc) The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Accounting Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company's auditors and the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in disclosure controls and procedures have been identified for the Company's auditors and have been delivered to the Purchasers prior to the date hereof; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in disclosure controls and procedures or in other factors that could significantly affect disclosure controls and procedures, including any corrective actions with regard to significant deficiencies and material weaknesses. Notwithstanding any of the representations or warranties of the Company in this Section 3(cc), the Company shall not be in breach of this Section 3(cc) unless such material weakness in disclosure controls and procedures, singly or in the aggregate, has a Material Adverse Effect.

            (dd) The Company has caused or will cause to be timely filed with each applicable jurisdiction corresponding to the principal place of business of each Purchaser (as same has been provided by such Purchasers) all appropriate documentation required for the registration of the Purchase under applicable state law or required to secure an exemption from such registration requirements.

            (ee) At the Closing, upon receipt of payment therefor, the Offered Shares will have been duly and validly authorized, issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions and pre-emptive or other similar rights of third parties (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

            (ff) Except as set forth in the Disclosure Schedules, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's knowledge, no such investigations, actions, suits or proceedings have been threatened in writing except those which, if determined in a manner adverse to the Company or any of its Subsidiaries, could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

            (gg) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current stockholders or current or former directors, officers, employees, acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;
(d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

            (hh) Except as set forth in the Disclosure Schedules, (i) no officer or director of the Company or any of its Subsidiaries, nor any stockholder owning 5% or more of the Company's outstanding shares of Common Stock (fully diluted), are presently, directly or indirectly, whether individually or through one or more of its Affiliates, a party to any transaction with the Company or any Subsidiary (other than as holders of stock options issued pursuant to the Company's employee stock option plans, and for services rendered as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the Company's knowledge, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner. Set forth in the Disclosure Schedules is a list of any indebtedness (with accurate amounts) owed to any officer or director of the Company or any Subsidiary (or any indebtedness owed to any entity in which any such officer or director has a substantial interest) and all other obligations (matured or contingent) between such Persons.

            (ii) The Company and its Subsidiaries maintain a commercially reasonable system of controls to ensure that it and its employees use current best industry practices in connection with the businesses that the Company and its Subsidiaries are engaged in.

      4. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as to itself that:

            4.1 Authorization. The Transaction Documents to which it is a signatory constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

            4.2 Purchase Entirely for Own Account. The Offered Shares acquired by each Purchaser will be acquired for investment for its own account. Each Purchaser has full power and authority to enter into this Agreement.

            4.3 Experience of Such Purchaser. It, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offered Shares, and has so evaluated the merits and risks of such investment. It is able to bear the economic risk of an investment in the Offered Shares and, at the present time, is able to afford a complete loss of such investment.

            4.4 General Solicitation. It is not purchasing the Offered Shares as a result of any advertisement, article, notice or other communication regarding the Offered Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            4.5 Short Sales and Confidentiality. Other than the transaction contemplated hereunder, it has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with it, executed any disposition, including Short Sales as defined in Rule 200 of Regulation SHO under the Exchange Act (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that it first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof. It has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

            4.6 Disclosure of Information. It acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Offered Shares and further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchase. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

            4.7 Restricted Securities. It understands that the Offered Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The undersigned agrees to the imprinting of the following (or a substantially similar) legend on any certificate representing the Offered Shares:

      THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT
      (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR THE OFFER AND SALE OF SUCH SECURITIES.

      For all purposes of this Agreement, each Purchaser's counsel documenting the transactions contemplated by this Agreement shall be deemed satisfactory to the Company.

            4.8 Accredited Investor. It is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            4.9 Release of Funds. It hereby acknowledges and agrees that the Purchase Price for the Offered Shares being purchased by it hereunder has been wired by the Purchaser to the Escrow Agent (as defined in the Escrow Agreement) on the date of this Agreement and the Escrow Agreement shall govern the disbursement of the Purchase Price pursuant to the terms thereof.

            4.10 Purchasers' Indemnification of the Company. Each Purchaser hereby indemnifies and holds the Company and its officers, directors and agents ("Company Indemnified Parties") free from any liability they may incur (including the costs of defending any legal action brought against any of the foregoing parties) as a result of any breach by it of the representations of the Purchaser set forth in this Section 4; provided, that (i) in no event shall any Purchaser be liable hereunder for any amount greater than the aggregate Purchase Price payable hereunder by it, and (ii) no payment payable in respect of this
Section 4.10 shall be made by the Purchasers to the Company unless and until the aggregate of all indemnification claims of the Company under this Section 4.10 exceeds $75,000 (the "Purchaser Indemnification Threshold") upon which the Company shall be entitled to whatever indemnification they would be entitled to under this Section 4.10 without regards to the Purchaser Indemnification Threshold.

      5. Conditions to the Purchasers' Obligations. The obligations of each Purchaser to purchase and pay for the Offered Shares set forth opposite its name on the Schedule of Purchasers on the Closing Date are subject to the following conditions:

            5.1 Representations, Warranties, Covenants and Agreements. The representations and warranties of the Company contained in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement shall be true and correct as of the date of this Agreement (or as of the date of the certificate, as the case may be) and as of the Closing Date (unless such representations and warranties expressly relate to a specified date, in which case they shall be true and correct as of the specified date) and the Company shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

            5.2 Opinions of Counsel. The Company shall have delivered to the Purchasers on the Closing Date (i) the opinion of Blank Rome LLP, counsel for the Company, dated such Closing Date, to the effect set forth in EXHIBIT A attached hereto, and (ii) the opinion of Ted Finkelstein, General Counsel of the Company, to the effect set forth in EXHIBIT B attached hereto.

            5.3 Consents. The Company shall have (a) prepared and filed a definitive proxy statement after providing each Purchaser's counsel with a reasonable opportunity to review and comment thereon and duly called and given notice of a special meeting of its stockholders (the "Stockholders Meeting") for the purpose of voting and approving (i) the transactions contemplated by the Transaction Documents and the Placement Purchase Agreement, such approval shall have been granted by the holders of a majority of the shares voting on such transactions, and (ii) an increase in the authorized capital stock of the Company to 500,000,000 shares of Common Stock, which proxy statement shall have become effective under Rule 14A of the Exchange Act, and such approval shall have been granted by a majority of the stockholders entitled to vote at such Stockholders Meeting (the "Stockholders Consent") and (b) obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the transactions contemplated by the Transaction Documents, except for registration of the Offered Shares under the Securities Act pursuant to the Registration Rights Agreement.

            5.4 Good Standing Certificate. The Company shall have delivered to the Purchasers, on the Closing Date a certificate, dated as of a reasonably current date prior to such Closing, issued by the proper authority in Delaware to the effect that the Company is legally existing and in good standing.

            5.5 Secretary's Certificate. The Company shall have delivered to the Purchasers on the Closing Date a certificate, dated as of the Closing Date, executed by the Secretary of the Company certifying the resolutions adopted by the Company's board of directors which approve all of the transactions contemplated by this Agreement.

            5.6 No Litigation. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining, preventing or seeking to enjoin the consummation of the transactions contemplated hereby or in the other Transaction Documents.

            5.7 No Suspension of Trading. No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

            5.8 No Adverse Market Actions. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or trading market or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

            5.9 Officer's Certificate. The Company shall have delivered to the Purchasers on the Closing Date a certificate, dated the Closing Date, and signed by an executive officer of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.3, 5.6, 5.7 and 5.17.

            5.10 Registration Rights Agreement. The Company and each Purchaser shall have duly executed and delivered the Registration Rights Agreement in the form attached hereto as EXHIBIT C.

            5.11 Placement Purchase Agreement. The Placement Purchase Agreement shall have been duly executed and delivered by the parties thereto which will provide for the purchase of 40,000,000 shares of Common Stock at a purchase price of $0.10 per share payable in cash or upon the conversion of outstanding debt or other liabilities of the Company.

            5.12 Shareholder Agreement. The Shareholder Agreement shall have been duly executed and delivered by the parties thereto.

            5.13 MetLife Escrow Release. Pursuant to that certain letter agreement dated April 23, 2007, as amended, between the Company and MetLife Insurance Company of Connecticut ("MetLife"), the Company shall authorize and direct the Escrow Agent to pay MetLife $2,375,000 from the Escrow Account (as defined in the Escrow Agreement), (the "MetLife Escrow Release").

            5.14 Wachovia Approval. The Company shall have obtained the consent required of Wachovia Bank, National Association in respect of the transactions contemplated herein in form reasonably satisfactory to the Purchasers.

            5.15 No Material Adverse Effect. From the date of this Agreement to the Closing Date no event shall have occurred which could reasonably result in a Material Adverse Effect.

            5.16 Employment Agreements. Michael Ryan shall have entered into an employment agreement with the Company reasonably satisfactory to the Board and the Purchasers.

      6. Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Offered Shares to the Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Purchasers contained in this Agreement or in any certificate delivered by the Purchasers pursuant to this Agreement and to the following further conditions:

            6.1 Stockholders Consent. The Stockholders Consent shall have been obtained.

            6.2 Shareholder Agreement. The Shareholder Agreement shall have been duly executed and delivered by the Purchasers.

            6.3 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement in the form attached hereto as EXHIBIT C.

            6.4 Wachovia Approval. The Company shall have obtained the consent required of Wachovia Bank, National Association.

      7. Covenants and Agreements of the Parties.

            (a) The Company covenants as follows:

                  (i) The Company will not solicit, directly or indirectly, any offer to purchase shares of the Company's Common Stock The Company will not solicit any offer to buy or offer or sell the Offered Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act that would be integrated with the purchase.

                  (ii) Neither the Company nor any of its Affiliates will take any action prohibited by Regulation M under the Exchange Act in connection with the sale and distribution of the Offered Shares contemplated hereby.

                  (iii) As soon as practicable after the Closing Date, the Board shall establish and maintain a Compensation Committee and an Audit Committee which shall be comprised of three (3) independent members of the Board, one of which shall be a director nominated by the Purchasers.

                  (iv) The Company will take such actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Documents.

                  (v) The Company shall use commercially reasonable efforts to obtain the consent of Wachovia Bank, National Association. The Company shall not use more than an aggregate of $62,500 of the net proceeds of the sale of the Offered Shares to repay the Wachovia Debt in the principal amount of $50,000 and a fee in the amount of $12,500 and shall not use any of the proceeds of the sale of Offered Shares or the Rights Offering to repay indebtedness to any Affiliate of the Company or its Subsidiaries.

                  (vi) For so long as any Purchaser is entitled to appoint a Director to the Board pursuant to the Shareholders Agreement, and for a period of six years thereafter, the Company shall keep in full force and effect officers and directors liability insurance with coverages not less than those set forth in the Disclosure Schedule.

            (b) Each Purchaser hereby consents to the Company's conducting a rights offering of up to $2,000,000 aggregate amount of Common Stock, subject to increase with the consent of the Investor Purchasers, to its stockholders to purchase up to ten (10) shares of Common Stock for each share of Common Stock held by such stockholder at the same price at which the Offered Shares are being purchased pursuant to this Agreement, provided that the amount of shares shall be reduced on a pro rata basis if the aggregate subscriptions exceed $2,000,000 (the "Rights Offering"). Each Purchaser hereby waives any rights to participate in such Rights Offering and will execute any such document or agreement reasonably requested by the Company acknowledging its waiver of its right to participate in such Rights Offering.

            (c) Each management shareholder set forth on Schedule 7.3 hereto hereby waives any rights to participate in such Rights Offering and will execute any such document or agreement reasonably requested by the Company acknowledging its waiver of its right to participate in such Rights Offering.

            (d) The Company and each Purchaser hereby agree that prior to the Closing the Company shall amend its certificate of incorporation in substantially the form attached hereto as EXHIBIT D to increase the authorized shares of the Company to 500,000,000, such amendment to be subject only to the approval of the Company's stockholders at the Stockholders' Meeting.

            (e) The Company shall use any cash proceeds received from the sale of shares of Common Stock pursuant to the Placement Purchase Agreement to repay indebtedness or accrued and unpaid compensation to Affiliates.

      8. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Purchaser and their respective directors, officers, employees and agents (individually, the "Indemnified Person" or collectively the "Indemnified Person") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any pending or threatened action, proceeding or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the SEC Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) caused by any omission or alleged omission to state in the SEC Documents a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) that arise out of or are based upon any breach of any representation or warranty contained in any of the Transaction Documents, (iv) or any breach of any agreement, obligation or covenant of the Company contained in any of the Transaction Documents, (v) arising out of the transactions contemplated by this

Agreement and the other Transaction Documents, and (vi) arising out of the Rights Offering. Notwithstanding the foregoing, no payment in respect of Section 8(a)(iii) shall be made by the Company to the Purchasers unless and until the aggregate of all indemnification claims of the Purchasers under Section 8(a)(iii) or 8(a)(iv) exceeds $75,000 (the "Company Indemnification Threshold") upon which the Purchasers shall be entitled to whatever indemnification they would be entitled to under Section 8(a)(iii) or 8(a)(iv) without regards to the Company Indemnification Threshold.

            (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Indemnified Person will promptly notify the Company in writing of the commencement thereof, and the Company will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses in connection with such defense) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the Company under this Section; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. After notice from the Company of its election to assume the defense of such claim or action, and provided it continues to meet its obligations hereunder, the Company shall no longer be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs incurred prior to the Company assuming the defense of such action; provided, however, that if in the reasonable good faith judgment of the Indemnified Person or Persons, because of a conflict of interest of the counsel employed by Company, to be represented by separate counsel, the Indemnified Person or Persons shall have the right to employ separate counsel to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against the Company, in which event the reasonable fees and expenses of one such separate counsel to represent all of the Indemnified Persons shall be borne by the Company. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

      9. Miscellaneous.

            9.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of two (2) years.

            9.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign its rights under this Agreement and the Transaction Documents to any Affiliate of such Purchaser or any third party acquiring some or all of its Offered Shares in a private transaction. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            9.4 Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and each Purchaser hereby irrevocably and unconditionally consent to the jurisdiction of such courts and personal service with respect thereto, waive any objection to the laying of venue of any such litigation in such courts and agree not to plead or claim that such litigation brought in any courts has been brought in an inconvenient forum. Each of the Company and each Purchaser hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

            9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.7 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one business day after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

       If to the Purchasers to:

       The address set forth opposite their name on the Schedule of Purchasers.

       If to Company:

       Gilman + Ciocia, Inc.
       11 Raymond Avenue
       Poughkeepsie, New York 12603
       Attn: Legal Department
       Fax: (845) 622-3638

       In either case, with copies to:

       Blank Rome LLP
       405 Lexington Avenue, 23rd Floor
       New York, New York  10174
       Attention: Robert J. Mittman, Esq.
       Fax: (212) 885-5001

       and

       Kane Kessler, PC
       1350 Avenue of the Americas, 26th Floor
       New York, New York  10019
       Attention: Jeffrey S. Tullman, Esq.
       Fax: (212) 245-3009

      Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

            9.8 Certain Fees and Reimbursements. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction.

            9.9 Expense Reimbursement. If the Closing shall not have occurred by October 31, 2007 for any reason other than as a result of the Purchasers' material breach of its representations, warranties or agreements set forth herein, then the Company shall reimburse the Purchasers all actual and documented out-of-pocket expenses (including reasonable attorneys fees) not exceeding $75,000 in the aggregate incurred by Purchasers in connection with this Agreement and the transactions contemplated hereby.

            9.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding Offered Shares evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate number of Common Stock then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

            9.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            9.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

            9.13 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release, announcement or filing by the Company) (which consents shall not be unreasonably withheld), except as such release, announcement or filing as any Purchaser or the Company, as the case may be, reasonably determines may be required by law or the applicable rules or regulations of any trading market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 9:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Purchasers and the Company will make such other filings and notices in the manner and time required by the SEC, including but not limited to, in the case of the Purchasers, Schedule 13D and Forms 3 and 4 under the 1934 Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction or in accordance with periodic filing requirements under the 1934 Act and the proxy statement and related materials relating to the solicitation of stockholder approval of the transactions contemplated hereby) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent that the Company reasonably determines that such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

            9.14 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            9.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Offered Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

      9.16 Termination of Agreement. Either the Company or the Purchasers may terminate this Agreement if (A) either (i) the Closing has not occurred on or prior to October 31, 2007 or (ii) the conditions to Closing of such party (as set forth in Sections 5 or 6) shall become impossible to satisfy without waiver thereof by such party, and (B) the party seeking to terminate the Agreement has not breached the Agreement in any material respect. Upon termination of this Agreement pursuant to this Section 9.16, all funds being held in the Escrow Account shall be returned to the Purchasers pursuant to the terms and conditions of the Escrow Agreement. In the event of the termination of this Agreement pursuant to this Section 9.16, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto in respect of such termination; provided, that nothing contained herein shall relieve any party from liability with respect to (x) any breach of this Agreement occurring prior to such termination or (y) any obligation under Section 8 or 9.9 hereof.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

                                    GILMAN + CIOCIA, INC.

                                    By: /s/ Michael P. Ryan
                                        -----------------------------------
                                        Name: Michael P. Ryan
                                        Title: President

                                     Solely with respect to Section 7(c) hereof:

                                     /s/ Michael P. Ryan
                                     -------------------------------------------
                                     MICHAEL P. RYAN


                                     /s/ Carole Enisman
                                     -------------------------------------------
                                     CAROLE ENISMAN


                                     /s/ Ted H. Finkelstein
                                     -------------------------------------------
                                     TED H. FINKELSTEIN


                                     /s/ Dennis Conroy
                                     -------------------------------------------
                                     DENNIS CONROY

                                     PRIME PARTNERS, INC.

                                     By: /s/ Ralph A. Porpora
                                         ---------------------------------------
                                         Name: Ralph A. Porpora
                                         Title: Vice President

                     [SIGNATURE PAGES OF PURCHASERS FOLLOW]

Purchaser signature page with respect to Purchase Agreement between Gilman + Ciocia, Inc. and the several Purchasers dated April 25th, 2007.

                                 PURCHASER:

                                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

                                 By: Wynnefield Capital Management, Inc.,
                                     its Investment Manager

                                        By: /s/ Nelson Obus
                                            ----------------------------
                                        Name:  Nelson Obus
                                        Title: President

Address and phone number of Purchaser:    c/o Nelson Obus
                                          --------------------------------------
                                          450 7th Avenue, Suite 509
                                          --------------------------------------
                                          New York, NY  10123
                                          --------------------------------------
                                          (fax) 212-760-0824
                                          --------------------------------------
                                          (tel) 212-760-0814
                                          --------------------------------------

Principal Contact at Purchaser:           Nelson Obus
                                          --------------------------------------

Telephone Number of Principal Contact:    212-760-0814
                                          --------------------------------------

Email of Principal Contact:
                                          --------------------------------------

Tax ID No. of Purchaser:
                                          --------------------------------------

Dollar Amount of Offered Shares subscribed for by the Purchaser:  $
                                                                  --------------

Number of Offered Shares subscribed for by the Purchaser:
                                                                  --------------

Purchaser signature page with respect to Purchase Agreement between Gilman + Ciocia, Inc. and the several Purchasers dated April 25th, 2007.

                                   PURCHASER:

                                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

                                   By: Wynnefield Capital Management, LLC,
                                       its general partner

                                          By: /s/ Nelson Obus
                                              ----------------------------------
                                          Name:  Nelson Obus
                                          Title: Co-Managing Member

Address and phone number of Purchaser: c/o Nelson Obus
                                       -----------------------------------------
                                       450 7th Avenue, Suite 509
                                       -----------------------------------------
                                       New York, NY  10123
                                       -----------------------------------------
                                       (fax) 212-760-0824
                                       -----------------------------------------
                                       (tel) 212-760-0814
                                       -----------------------------------------

Principal Contact at Purchaser:        Nelson Obus
                                       -----------------------------------------

Telephone Number of Principal Contact: 212-760-0814
                                       -----------------------------------------

Email of Principal Contact:
                                       -----------------------------------------

Tax ID No. of Purchaser:
                                       -----------------------------------------

Dollar Amount of Offered Shares subscribed for by the Purchaser: $
                                                                 ---------------

Number of Offered Shares subscribed for by the Purchaser:
                                                                 ---------------

Purchaser signature page with respect to Purchase Agreement between Gilman + Ciocia, Inc. and the several Purchasers dated April 25th, 2007.

                                     PURCHASER:

                                     WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

                                     By: Wynnefield Capital Management, LLC,
                                         its general partner

                                            By: /s/ Nelson Obus
                                                --------------------------------
                                            Name:  Nelson Obus
                                            Title: Co-Managing Member

Address and phone number of Purchaser: c/o Nelson Obus
                                       -----------------------------------------
                                       450 7th Avenue, Suite 509
                                       -----------------------------------------
                                       New York, NY  10123
                                       -----------------------------------------
                                       (fax) 212-760-0824
                                       -----------------------------------------
                                       (tel) 212-760-0814
                                       -----------------------------------------

Principal Contact at Purchaser:        Nelson Obus
                                       -----------------------------------------

Telephone Number of Principal Contact: 212-760-0814
                                       -----------------------------------------

Email of Principal Contact:
                                       -----------------------------------------

Tax ID No. of Purchaser:
                                       -----------------------------------------

Dollar Amount of Offered Shares subscribed for by the Purchaser: $
                                                                 ---------------

Number of Offered Shares subscribed for by the Purchaser:
                                                                 ---------------

Purchaser signature page with respect to Purchase Agreement between Gilman + Ciocia, Inc. and the several Purchasers dated April 25th, 2007.

                                      PURCHASER:

                                      WEBFINANCIAL CORPORATION

                                      By: /s/ Jack Howard
                                          --------------------------------------
                                          Name: Jack Howard
                                          Title:

Address and phone number of Purchaser: 590 Madison Avenue, 32nd Floor
                                       -----------------------------------------
                                       New York, NY  10022
                                       -----------------------------------------
                                       Attn: Jack Howard
                                       -----------------------------------------

                                       -----------------------------------------
Principal Contact at Purchaser:        Jack Howard
                                       -----------------------------------------

Telephone Number of Principal Contact:
                                       -----------------------------------------

Email of Principal Contact:
                                       -----------------------------------------

Tax ID No. of Purchaser:
                                       -----------------------------------------

Dollar Amount of Offered Shares subscribed for by the Purchaser: $
                                                                 ---------------

Number of Offered Shares subscribed for by the Purchaser:
                                                                 ---------------

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

                                                            Number of Offered Shares    Aggregate Purchase
Name and Address                                                   Purchased                   Price
----------------                                                   ---------                   -----
Wynnefield Small Cap Value Offshore Fund, Ltd.                     12,000,000               $1,200,000
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value, L.P.                          8,000,000                 $800,000
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value, L.P. I                        10,000,000               $1,000,000
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

WebFinancial Corporation                                           10,000,000               $1,000,000
590 Madison Avenue, 32nd Floor
New York, NY 10022
Attn: Jack Howard

                          WYNNEFIELD PURCHASE AGREEMENT

                              DISCLOSURE SCHEDULES

Section           Disclosure

3 (c) The subsidiaries of the Company are: Prime Capital Services, Inc., Prime Financial Services, Inc., Asset & Financial Planning, Ltd., and GC Capital Corp. All shares of the Company's subsidiaries are collaterally assigned to Wachovia Bank, National Association, the Company's senior lender, pursuant to a Pledge Agreement and a Revolving Credit and Term Loan Agreement, both dated December 27, 2001.

3 (d) The Company owns a one-half interest in a partnership that owns the Company's office located at 3231 East Tremont Avenue, Bronx, NY 10462. The Company has reached a tentative agreement with Jeffrey Lewis to purchase the other one-half of the partnership. There is no written partnership agreement with Jeffrey Lewis. There is an oral partnership agreement to share profits and losses equally.

3 (e) (i)         The authorized capital stock of the Company is 20,100,000
                  shares of which 20,000,000 shares are par value $.01 per share common stock and 100,000 shares are par value $.001 preferred stock.

3 (e) (ii)        As of April 12, 2007, there are 9,669,123 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

3 (e) (iii)       300,000 shares are issuable pursuant to the Company's 1999 incentive stock plan. 1,250,000 shares are issuable pursuant to the Company's 2001 incentive stock plan. All outstanding options granted under the stock plans are included in Schedule
                  3 (e) (iv).

3 (e) (iv)        Annexed hereto is a schedule showing the outstanding stock options as of March 31, 2007. On February 5, 2007, the shares issued in the annexed schedule were issued by the Company pursuant to a Promissory Note originally dated October 30, 2001 (the "Note"), which was assigned to the persons listed on the annexed schedule (the "Noteholders") on April 28, 2005.
                  Pursuant to the Note, 180,000 shares are issuable to the Noteholders as interest each calendar year as long as the Note is outstanding. As of April 29, 2005, the Noteholders entered into a Noteholder and Stockholder Agreement (a copy of which is annexed as a schedule) which established restrictions with respect to the Note, the 785,298 shares of stock transferred to the Noteholders when they purchased the Note and to the shares of stock issued as interest under the Note. The
                  Stockholders Consent, as defined in this Agreement, is required for the issuance and sale of the Offered Shares.

3(f) The Stockholders Consent, as defined in this Agreement and the consent for certain matters related to the transactions contemplated by this Agreement.

3(g) The Stockholders Consent and the consent for certain matters related to the transactions contemplated by this Agreement. The consents of Wachovia Bank, National Association and Met Life Insurance Company of Connecticut are required for the performance by the Company of its obligations under the Transaction Documents.

3 (h) (vi)        On December 8, 2006, Daniel Wieneke resigned as senior vice president and general counsel. On February 1, 2007, Ted H.
                  Finkelstein was appointed as vice president and general counsel.

3 (i) The Company is in default of certain covenants under its $7.0 million term loan revolving letter of credit financing with Wachovia Bank, National Association and of its $5.0 million distribution financing with Travelers Insurance Company, which is now owned by Met Life Insurance Company of Connecticut. As a result of the defaults under its agreements with Wachovia, on November 27, 2002, the Company entered into a debt forbearance agreement with Wachovia and subsequently amended the debt forbearance agreement as of June 18, 2003, March 4, 2004, March 1, 2005 and April 1, 2006. Travelers has claimed several defaults under its distribution financing agreement, but has acknowledged that it is subject to the terms of a subordination agreement with Wachovia, which restricts the remedies it can pursue against the Company.

3 (j) On June 22, 2006, the SEC entered a formal order of investigation regarding variable annuity sales by the Company's registered representatives during the period January 1, 2002 through August 1, 2005.

3 (v) On June 30, 2006, the Company had net operating loss carry forwards totaling $19.5 million. These net operating loss carry forwards will expire from 2017 to 2026. As a result of the Purchase in this Agreement, the Company's use of the net operating loss carry forwards may be substantially impaired under section 382 of the Internal Revenue Code.

3 (w)             The Company is self insured for income tax preparer liability.
                  Annexed are copies of the declaration pages of the Company's D&O Insurance and E&O Insurance.

3 (x) Annexed hereto are summary schedules showing all liens and encumbrances against the Company's property. Also annexed hereto is a schedule showing all of the Company's equipment leases, which are liens against such equipment. The liens and encumbrances in the annexed schedules do not materially interfere with the use made and proposed to be made of such liened property, but materially affect the value of such property.

3 (y) On September 29, 2004, the Company filed Form 12b-25 concerning its 10-K for the year ending June 30, 2004. The 10-K for the year ending June 30, 2004 was filed on October 13, 2004. On February 1, 2005, the Company filed Form 10-K/A for the year ending June 30, 2004. On May 17, 2005, the Company filed Form 12b-25 concerning its 10-Q for the quarter ending March 31, 2005. The 10-Q for the quarter ending March 31, 2005 was filed by the Company on May 23, 2005. The pending investigations against the Company by the SEC were previously identified in 3 (j). The Company believes it has responded to all comments raised by the SEC with respect to the 2003 order of investigation set forth in 3(j).

3 (bb) Prime Partners, Inc. (formerly known as Prime Financial Services, Inc.), Michael P. Ryan and Ralph A. Porpora have registration rights to have securities registered by the Company under the Securities Act. These registration rights were issued when Prime Partners, Inc. (formerly known as Prime Financial Services, Inc.) sold Prime Capital Services, Inc. to the Company on April 5, 1999. No shares have been registered pursuant to the Registration Rights Agreement. The parties to the Registration Rights Agreement will waive any rights with respect to the transactions contemplated by this Agreement. A copy of the Registration Rights Agreement dated April 5, 1999 is annexed hereto.

3 (hh) Annexed hereto is a schedule showing the Company's debt owed to Prime Partners, Inc., a holding company owned by Michael Ryan and Ralph Porpora, and other debt owed to officers and directors of the Company, as well as debt that will remain outstanding after the Closing, unless such debt is cancelled pursuant to the Placement Purchase Agreement.

                                    EXHIBIT A

                        FORM OF BLANK ROME LEGAL OPINION

                                                               , 2007

The Purchasers (defined below)
c/o Wynnefield [  ]
[Address]

Gentlemen:

      We have acted as counsel for Gilman & Ciocia, Inc., Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of the Purchase Agreement dated April , 2007 (the "Purchase Agreement") among the Company and the purchasers listed on Schedule 1 thereto (each, a "Purchaser" and collectively, the "Purchasers"). Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Purchase Agreement are used herein as so defined.

      Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company or any of its subsidiaries are engaged or of their day-to-day operations.

      As a basis for rendering the opinions contained herein, we have examined only the following documents: the Purchase Agreement, the Placement Purchase Agreement, the Registration Rights Agreement, the Shareholder Agreement and the Escrow Agreement (the "Transaction Documents"). We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws (the "By-Laws"), each as amended through the time of Closing and (ii) resolutions adopted by the Board of Directors of the Company. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified copies or otherwise satisfactorily identified to us and, to the extent we deemed proper, the correctness of all statements of fact contained therein. With respect to such examination, we have also assumed (i) the due organization, valid existence and good standing of each party (other than the Company) to each of the instruments, documents and agreements referred to herein, (ii) the full corporate and other power and authority of each party (other than the Company with respect to the Transaction Documents) to execute each of the instruments, documents and agreements referred to herein, (iii) the legality, validity, enforceability and binding nature of the respective obligations of each party (other than the Company with respect to the Transaction Documents) to each of
c/o Wynnefield [     ]
                , 2007
Page 2


the instruments, documents and agreements referred to herein, and (iv) the due authorization, execution and delivery of each of the instruments, documents and agreements referred to herein by each party thereto (other than the Company with respect to the Transaction Documents). We have relied, to the extent we deemed proper, as to factual matters, upon the certificate attached hereto as Exhibit A and upon the representations, warranties, covenants and agreements of the Company contained in the Transaction Documents. We have not independently investigated or verified the facts represented in such documents, and do not opine as to the accuracy of any such facts and we have not made any independent investigation other than the document examination described above. The opinions in the numbered paragraphs below are therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes.

      Our opinions are limited solely to matters governed by the State of New York, the General Corporation Law of the State of Delaware (the "DGCL") and, as to matters specifically referring to such law, the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Notwithstanding the foregoing sentence, no opinion is rendered herein with respect to (i) any other law including, but not limited to state securities and "blue sky" laws, rules and regulations; (ii) whether a federal or state court within or outside of New York would give effect to any New York law provision in the Transaction Documents; (iii) the effect of applicable laws and court decisions which may hereafter be enacted, promulgated or made and which may limit or render unenforceable certain rights and remedies under the Transaction Documents; or
(iv) any provisions contained in the Transaction Documents in which the parties agree to agree or cooperate, with respect to any matter, at some time in the future.

      Please be advised that with respect to statements made in the following opinion that are modified by phrases such as "to our knowledge," "known to us," "we know of" or similar language, such phrases are intended to indicate that during the course of our representation of the Company in connection with the transactions contemplated by the Purchase Agreement, no information has come to the attention of the attorneys of this firm who are currently providing substantive attention to Company matters to give such attorneys actual knowledge of factual conditions or circumstances that are contrary to the statements set forth therein, but that we have not undertaken any independent investigation to determine the existence or absence of such factual conditions or circumstances. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company with respect to matters other than the transactions contemplated by the Purchase Agreement or the rendering of the opinions set forth below.

      We have assumed that (i) the representations and warranties of the Purchasers contained in the Purchase Agreement are true, correct and complete,
(ii) the Purchasers have complied with their covenants set forth in the Purchase Agreement, and (iii) the Purchasers have made no general solicitation or general advertising (within the meaning of Rule 502 under the 1933 Act) in connection with the offer and sale of the Investor Securities. The Company has represented to us that it is not disqualified under Rule 507 of the 1933 Act from using the exemption available under Rule 506 under the 1933 Act.

c/o Wynnefield [     ]
                , 2007
Page 3


      With respect to paragraph 1 below, we express no opinion as to (i) limitations resulting from applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer and other laws or equitable principles (whether applied in a proceeding at law or in equity) relating to or affecting any rights, powers, preferences, remedies or interests of creditors generally; (ii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief; (iii) Federal and state laws or public policies relating to the enforceability of the indemnification, contribution and hold harmless provisions contained in the Transaction Documents; (iv) the acceleration of any obligations or other exercise of rights or remedies upon the occurrence of a technical or non-material breach or violation or notwithstanding any course of conduct, action or dealing on any Investor's part; (v) provisions which purport to establish evidentiary standards or render ineffective any waiver or modification not in writing; (vi) liability limitations with respect to third parties or liquidated damages; (vii) provisions imposing penalties, forfeitures, legal costs or late payment charges upon delinquency in payment or the occurrence of a default; (viii) provisions allowing the institution of judicial or nonjudicial proceedings or the exercise of any other rights, without notice to the person or entity against whom enforcement is sought; (ix) provisions implying that a person or entity may act in any manner that is not commercially reasonable where absolute discretion is reserved; (x) provisions relating to payment of costs of indemnity, court costs, attorneys' fees and expenses which may be chargeable or recoverable in any judicial proceedings in excess of those which are actually incurred and would be reasonable; (xi) provisions relating to waivers of rights, defenses or remedies; (xii) provisions which a counsel of law renders unfavorable due to a standard of reasonableness or other standard imposed by such court, (xiii) provisions which may be limited by rules or principles of equity or public policy affecting enforcement including (without limitation) those pertaining to good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance or other cure, surety rights or defenses, waiver, laches, estoppel or judicial deference.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Offered Shares.

      2. The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Company and no further consent or authorization of the Company, its board of directors, or stockholders is required. Each such Transaction Document is a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms. The Offered Shares have been duly authorized and validly issued and are fully paid and nonassessable.

c/o Wynnefield [     ]
                , 2007
Page 4


      3. The execution, delivery and performance of and compliance with the terms of the Transaction Documents by the Company and the issuance of the Offered Shares, do not and will not violate any provision of the Certificate of Incorporation or By-laws of the Company. The execution, delivery and performance of the Transaction Documents and the issuance of the Offered Shares do not violate the DGCL or any existing federal or New York state law, rule or regulation to which an attorney practicing in New York applying reasonable diligence would recognize as applicable to the Company and the transactions contemplated by the Transaction Documents, except for any such violations which would, individually or in the aggregate, not have a Material Adverse Effect.

      4. The authorized capital stock of the Company as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) is as set forth in Schedule II hereto.

      5. Assuming (i) the accuracy of the representations of the Company (as to factual matters) and the Purchasers in the Transaction Documents, (ii) there has been no general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) made by or on behalf of the Company, and (iii) the Company is not disqualified under Rule 507 of the Securities Act from using the exemption available under Rule 506 under the Securities Act, to which disqualification we have no knowledge, the issuance and sale of the Offered Shares by the Company to the Purchasers in accordance with the terms of the Purchase Agreement are exempt from the registration requirements of the Securities Act, subject to the timely filing of a Form D pursuant to Regulation D promulgated under the Securities Act.

      Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the state of the law and factual situations known to us as of the date of this opinion, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

      This opinion letter is being delivered to the Purchasers pursuant to the provisions of Section 5.2 of the Purchase Agreement. We bring to your attention the fact that the opinions set forth in this letter are expressions of professional judgment and not a guaranty of result.

c/o Wynnefield [     ]
                , 2007
Page 5


      This opinion letter is solely for the benefit of the Purchasers and may not be relied upon in any manner for any other purpose or by any other person. This opinion letter is based on the state of the law and facts as of the date hereof and we have no obligation to advise you of any changes therein.

                                               Very truly yours,

                                   SCHEDULE I

                                  [PURCHASERS]

                                   SCHEDULE II

                    [AUTHORIZED CAPITAL STOCK OF THE COMPANY]

                                    EXHIBIT B

                      FORM OF COMPANY COUNSEL LEGAL OPINION

The Purchasers (defined below)
c/o Wynnefield [  ]
[Address]

Gentlemen:

      I am general counsel for Gilman & Ciocia, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the execution and delivery by the Company of the Purchase Agreement dated April , 2007 (the "Purchase Agreement") among the Company and the purchasers listed on
Schedule 1 thereto (each, a "Purchaser" and collectively, the "Purchasers"). Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Purchase Agreement are used herein as so defined.

      As a basis for rendering the opinions contained herein, I have examined only the following documents: the Purchase Agreement, the Placement Purchase Agreement, the Registration Rights Agreement, the Shareholder Agreement, the Escrow Agreement, the Debt Conversion Agreement, the Metlife Escrow Release and the Employment Agreement (the "Opinion Documents"). I have also examined originals, or copies, certified or otherwise identified to my satisfaction, of
(i) the Company's Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws (the "By-Laws"), each as amended through the time of Closing and (ii) resolutions adopted by the Board of Directors of the Company. In such examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as certified copies or otherwise satisfactorily identified to me and, to the extent I deemed proper, the correctness of all statements of fact contained therein. With respect to such examination, I have also assumed (i) the due organization, valid existence and good standing of each party (other than the Company) to each of the instruments, documents and agreements referred to herein, (ii) the full corporate and other power and authority of each party (other than the Company with respect to the Opinion Documents) to execute each of the instruments, documents and agreements referred to herein, (iii) the legality, validity, enforceability and binding nature of the respective obligations of each party (other than the Company with respect to the Opinion Documents) to each of the instruments, documents and agreements referred to herein, and (iv) the due authorization, execution and delivery of each of the instruments, documents and agreements referred to herein by each party thereto. I have relied, to the extent I deemed proper, as to factual matters, upon the certificates of appropriate state and local officials and upon representations of representatives of the Company.

      My opinions are limited solely to matters governed by the State of New York, the General Corporation Law of the State of Delaware (the "DGCL") and, as to matters specifically referring to such law, the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Notwithstanding the foregoing sentence, no opinion is rendered herein with respect to any other law including, but not limited to state securities and "blue sky" laws, rules and regulations.

      1. Each of the Company and each Subsidiary is a validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power and authority to own its properties and conduct its respective business as currently conducted.

      2. Except as set forth in the Schedules to the Purchase Agreement (the "Schedules"), the execution, delivery and performance of the Opinion Documents by the Company and the issuance of the Offered Shares by the Company do not (i) conflict with or result in a breach of or default under any of the terms and provisions of any material indenture, bond, note, lease or other material agreement or instrument to which the Company or any Subsidiary is party or by which the Company or any Subsidiary is bound, and do not result in the creation or imposition of any individual lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, or (ii) violate any judgment, injunction, order or decree naming the Company or any Subsidiary, except for in any case under clauses (i) and (ii), any such conflicts, breaches, defaults or violations which would, individually or in the aggregate, not have a Material Adverse Effect.

      3. To my knowledge, except as set forth in the Schedules, no person has any anti-dilution rights, rights of first refusal or other preemptive rights with respect to the Offered Shares. All of the issued shares of the Company's capital stock have been duly and validly authorized and issued, are fully paid and non-assessable and, to my knowledge, have not been issued in violation of the preemptive rights of any securityholder of the Company set forth in the Certificate of Incorporation, the By-Laws, the DGCL or any agreement to which the Company is a party.

      4. To my knowledge, except for the SEC investigation described in the Schedules (as to which no opinion is rendered herein) and the other matters described in the Schedules, there are no claims, actions, suits, arbitrations, investigations or proceedings before or by any court or governmental authority (including, but not limited to, the NASD, NASDAQ and the SEC) or instrumentality pending or administrative agency or, to my knowledge, threatened against the Company and/or any Subsidiaries or involving the properties of the Company and/or any Subsidiaries which would, if adversely determined, result in a Material Adverse Effect.

      5. The execution and delivery of the Opinion Documents by the Company and the performance of its obligations thereunder do not require any consents, approvals or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or governmental authority on the part of the Company other than: (i) the filings pursuant to Regulation D under the Securities Act; (ii) filings pursuant to the state securities laws, which I understand the Company shall obtain or make within the requisite time period; and (iii) the Current Report on 8-K Submission described in Section 9.13 of the Purchase Agreement.

      My opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the state of the law and factual situations known to me as of the date of this opinion, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances which may hereafter come to my attention or any change in law which may hereafter occur.

      This opinion letter is being delivered to the Purchasers pursuant to the provisions of Section 5.2 of the Purchase Agreement. I bring to your attention the fact that the opinions set forth in this letter are expressions of professional judgment and not a guaranty of result.

      This opinion letter is solely for the benefit of the Purchasers and may not be relied upon in any manner for any other purpose or by any other person. This opinion letter is based on the state of the law and facts as of the date hereof and I have no obligation to advise you of any changes therein.


                                                     Very truly yours,

                                                                       EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                           Dated as of _____ ___, 2007

                                      among

                              GILMAN + CIOCIA, INC.

                                       and

                                 THE PURCHASERS

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       DEFINITIONS...........................................................1

2.       REGISTRATION..........................................................4
         2.1      Automatic Registration.......................................4
         2.2      Demand Registration..........................................5
         2.3      Tag-along Registration.......................................7
         2.4      Parity of Holders in Public Offerings........................8
         2.5      Underwritten Demand Registration and Repurchase Offer........8
         2.6      Expenses.....................................................9
         2.7      Additional Securities........................................9
         2.8      Priority on Registrations...................................10

3.       REGISTRATION PROCEDURES..............................................10

4.       INDEMNIFICATION AND CONTRIBUTION.....................................14

5.       MISCELLANEOUS........................................................17
         5.1      Rule 144....................................................17
         5.2      Due Diligence Review; Information...........................17
         5.3      Amendments and Waivers......................................18
         5.4      Notices.....................................................18
         5.5      Assignment; Benefits........................................18
         5.6      Entire Agreement............................................18
         5.7      Governing Law...............................................19
         5.8      Submission to Jurisdiction; Waiver of Jury Trial............19
         5.9      Severability................................................19
         5.10     Counterparts................................................19
         5.11     Third Party Beneficiaries...................................19

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (the "Agreement") is made and entered into this ____ day of ____ 2007 between Gilman + Ciocia, Inc., a Delaware corporation (the "Company"), and each of the purchasers set forth on Schedule A(1) attached hereto (each a "Purchaser" and, collectively, the "Purchasers").

            This Agreement is made pursuant to the Purchase Agreement, dated April ____, 2007, by and among the Company and the purchasers named therein (the "Investor Purchasers") (the "Investor Purchase Agreement"), which provides for the issuance by the Company to the Investor Purchasers of an aggregate of 40,000,000 shares (the "Investor Shares") of Common Stock and (iii) the Purchase Agreement, dated April ____, 2007, by and among the Company and the purchasers set forth on Schedule A thereto (the "Placement Purchasers") (the "Placement Purchase Agreement" and, together with the Investor Purchase Agreement, the "Purchase Agreements"), which provides for the issuance to the Placement Purchasers of an aggregate of 40,000,000 shares (the "Placement Shares" and, together with the Investor Shares, the "Shares") of Common Stock. The execution of this Agreement is a condition to the closing under the Purchase Agreements.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

            "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time and the rules and regulations promulgated thereunder.

            "Affiliate" shall mean, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

            "Agreement" shall have the meaning set forth in the preamble.

            "Automatic Registration" shall mean a registration effected pursuant to Section 2.1(a) hereof.

----------
(1)   Schedule A to list the Wynnefield Purchasers and Placement Purchasers.

            "Automatic Registration Statement" shall mean a registration statement which covers the Registrable Securities on Form S-1, S-2 or S-3 (or, if such forms are not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Shares, subject to the consent of the Purchasers, which shall not be unreasonably withheld or delayed) under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Black-out Periods" shall mean suspensions of the effectiveness of the Automatic Registration Statement or Demand Registration Statement as permitted by Section 3 hereof.

            "Closing Date" shall mean the Closing Date as defined in the Purchase Agreements.

            "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            "Demand" shall have the meaning set forth in Section 2.2(a) hereof.

            "Demand Registration" shall mean a registration effected pursuant to
Section 2.2(a) hereof.

            "Demand Registration Statement" shall mean a registration statement which covers the Registrable Securities covered by a Demand on Form S-1, S-2 or S-3 (or, if such forms are not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Shares, subject to the consent of the Purchasers, which shall not be unreasonably withheld or delayed) under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Holder" shall mean a Purchaser and it successors and permitted assigns, for so long as it owns any Registrable Securities (subject to and in accordance with Section 5.5, including any direct or indirect transferee of a Purchaser who has acquired Registrable Securities from the Purchaser).

            "indemnified party" shall have the meaning set forth in Section 4(c) hereof.

            "indemnifying party" shall have the meaning set forth in Section 4(c) hereof.

            "Investor Purchase Agreement" shall have the meaning set forth in the preamble.

            "Investor Shares" shall have the meaning set forth in the preamble.

            "Losses" shall have the meaning set forth in Section 4(a) hereof.

            "Notice" shall have the meaning set forth in Section 2.3(a) hereof.

            "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Placement Purchase Agreement" shall have the meaning set forth in the preamble.

            "Placement Shares" shall have the meaning set forth in the preamble.

            "Purchase Agreements" shall have the meaning set forth in the preamble.

            "Registrable Securities" shall mean the Shares and any Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Securities by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification; provided, however, the Shares shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Shares shall have been declared effective under the 1933 Act and such Shares shall have been disposed of pursuant to such Registration Statement, (ii) such Shares have been sold to the public pursuant to Rule l44 under the 1933 Act (or any similar provision then in force), (iii) and for so long as such Shares are eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) without any limitation as to volume or (iv) such Shares shall have ceased to be outstanding.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC filing fees, (ii) all expenses of the Company in preparing or assisting in preparing and printing any Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement, (iii) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (iv) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (v) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, if any, and (vi) fees and expenses of any additional experts retained by the Company in connection with such registration, but excluding fees, expenses and disbursements of counsel and any other advisor retained by the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.

            "Registration Statement" shall mean an Automatic Registration Statement, a Demand Registration Statement or a Tag-along Registration Statement.

            "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

            "Shares" shall have the meaning set forth in the preamble.

            "Tag-along Percentage" shall have the meaning set forth in Section 2.3(b) hereof.

            "Tag-along Registration" shall mean a registration effected pursuant to Section 2.3 hereof in which Registrable Securities are included.

            "Tag-along Registration Statement" shall have the meaning set forth in Section 2.3(a) hereof.

            "Tag-along Securities" shall have the meaning set forth in Section 2.3(b) hereof.

            "Underwritten Demand" shall have the meaning set forth in Section 2.4(a) hereof.

            "Underwritten Demand Registration" shall mean a registration effected pursuant to Section 2.4(a) hereof.

            "Underwritten Demand Registration Statement" shall mean a registration statement which covers the Registrable Securities covered by an Underwritten Demand made in accordance with Section 2.4 on Form S-1, S-2 or S-3 (or, if such forms are not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Shares on an underwritten basis, subject to the consent of the Purchasers, which shall not be unreasonably withheld or delayed), and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            2. Registration.

                  2.1 Automatic Registration. The Company shall, for the benefit of the Holders, at the Company's cost:

            (a) Use its commercially reasonable efforts to file, as soon as practicable following the Closing Date (but no later than the later of (x) forty-five (45) days after the Closing Date and (y) thirty (30) days after the Company has filed its annual report on Form 10-K for the fiscal year ending June 30, 2007 (the "Automatic Filing Deadline")) with the SEC an Automatic Registration Statement relating to the offer and sale of Registrable Securities by the Holders; provided, however, that if the SEC shall comment or inquire about the Company's use of the Automatic Registration Statement to register all of the Registrable Securities, the Company may exclude such Registrable Securities in accordance with Section 2.7 as it deems necessary or appropriate to respond to the SEC's comment or inquiry in order to permit the SEC to declare the Automatic Registration Statement effective for a lesser number of Registrable Securities. If the Automatic Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Automatic Filing Deadline, the Company will make pro rata payments to each of the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 1.00% of the aggregate amount invested by such Purchaser for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities; provided, however, that the amount of liquidated damages payable under this Section 2(a) payable to each Purchaser shall not exceed the aggregate amount paid by such Purchaser for such Registrable Securities less any other amount the Company otherwise actually pays to such Purchaser plus an amount equal to Purchaser's reasonable attorney fees and costs of collection in respect of such liquidated damages as a remedy for such event. Such payments shall be in partial compensation to the Purchasers, and shall not constitute the Purchasers' exclusive remedy for such event. Such payments shall be made to each Purchaser in cash.

            (b) Use its commercially reasonable efforts to keep the Automatic Registration Statement continuously effective, other than during Black-out Periods, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of 365 days from the date that the Automatic Registration Statement is declared effective by the SEC.

            (c) Notwithstanding any other provisions hereof, use commercially reasonable efforts to ensure that (i) the Automatic Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Automatic Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of the Automatic Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  2.2 Demand Registration.

            (a) The Company shall, for the benefit of the Holders, in the event that the Company is unable to register all of the Registrable Securities in the Automatic Registration Statement, on one occasion, upon the demand by Holders of a majority of the then Registrable Securities, commencing six months after the Automatic Registration Statement is declared effective by the SEC:

                  (i) Following a demand (a "Demand") by the Holders of a majority of the then Registrable Securities to register all or a portion of the Registrable Securities, use commercially reasonable efforts to file with the SEC a Demand Registration Statement relating to the offer and sale of such Registrable Securities by the Holders (but are not subject to an existing Registration Statement which is current and available for use by the Holders) from time to time; provided, however, that if the SEC shall comment or inquire about the Company's use of the Demand Registration Statement to register all of the Registrable Securities, the Company may exclude such Registrable Securities in accordance with Section
      2.7 as it deems necessary or appropriate to respond to the SEC's comment or inquiry in order to permit the SEC to declare the Demand Registration Statement effective for a lesser number of Registrable Securities.

                  (ii) Use its commercially reasonable efforts to keep the Demand Registration Statement continuously effective, other than during Black-out Periods, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of 365 days from the date that the Demand Registration Statement is declared effective by the SEC.

                  (iii) Notwithstanding any other provisions hereof, use commercially reasonable efforts to ensure that (i) any Demand Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act, (ii) any Demand Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
      (iii) any Prospectus forming part of any Demand Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            (b) If a Demand Registration Statement is not filed with the SEC within forty-five (45) days of the request of the Purchasers, provided that, if the Company is required to include audited financial statements in such registration statement which have not previously been filed (and were not previously required to have been filed) with the SEC prior to the expiration of such forty-five (45) day period, such period shall be extended to the 30th day following the date on which the Company is required to file (subject to any applicable extensions under Rule 12b-25 under the 1934 Act (or any similar provision then in force)) an annual report on Form 10-KSB (or Form 10-K) including such financial statements, subject to Black-out Periods, the Company will make pro rata payments to each of the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 1.00% of the product of (x) $0.10 multiplied by (y) the number of Shares of such Purchaser as to which the Demand relates for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities; provided, however, that the amount of liquidated damages payable under this
Section 2.1(b) payable to each Purchaser shall not exceed the aggregate amount paid by such Purchaser for such Registrable Securities less any other amount the Company otherwise actually pays to such Purchaser plus an amount equal to Purchaser's reasonable attorney fees and costs of collection in respect of such liquidated damages as a remedy for such event. Such payments shall be in partial compensation to the Purchasers, and shall not constitute the Purchasers' exclusive remedy for such events. Such payments shall be made to each Purchaser in cash.

                  2.3 Tag-along Registration.

            (a) If, at any time during the period commencing on the one year anniversary of the Closing Date, the Company proposes to prepare and file a registration statement relating to the sale by the Company of Common Stock in an underwritten public offering, other than pursuant to Form S-4, Form S-8 or a successor form (collectively, a "Tag-along Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to each Holder.

            (b) Upon the written request of a Holder made within ten (10) business days after receipt of the Notice that the Company include all or a portion of the Registrable Securities held by the Holder in the proposed Tag-along Registration Statement, the Company shall permit the Holder to include in the Tag-along Registration as part of the offering a number of Registrable Securities (the "Tag-along Securities") up to the Tag-along Percentage. The "Tag-along Percentage" shall mean the percentage of shares of Common Stock to be sold in the underwritten offering (after inclusion of the Tag-along Securities) equal to the Holder's beneficial ownership percentage of the Common Stock on the date of the Notice, subject to reduction in accordance with the last sentence of this Section 2.3(b). If, in the opinion of the Company's managing underwriter for the offering evidenced by such Tag-along Registration Statement, the inclusion of all or a portion of the Tag-along Securities, when added to the securities being registered, will either (i) exceed the maximum amount of the Company's securities which can be marketed at a price reasonably related to their then-current market value or (ii) otherwise materially adversely affect the entire offering, then the Company may exclude from such offering all or a portion of the Tag-along Securities.

            (c) If securities are proposed to be offered for sale pursuant to such Tag-along Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), after inclusion of all of the securities being offered by the Company, the number of Tag-along Securities to be offered by the Holder pursuant to such Tag-along Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holders) as the original number of Tag-along Securities proposed to be sold by the Holders bears to the total original number of securities proposed to be offered by a Holder and the other selling security holders. If, as a result of the provisions of this Section 2.3(c), the Holder shall not be entitled to include all Registrable Securities in a registration that the Holder has requested to be so included, a Holder may withdraw its request to include Registrable Securities in such Tag-along Registration Statement prior to its effectiveness.

            (d) Notwithstanding the provisions of this Section 2.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2.3 (irrespective of whether any written request for inclusion of Tag-along Securities shall have already been made) to elect not to file any such proposed Tag-along Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.

            (e) Each Holder shall, as a condition to the inclusion of any Tag-along Securities in a Tag-along Registration Statement, execute and deliver an underwriting agreement in form and substance satisfactory to the managing underwriter of the underwritten offering, as well as such other agreements, certificates or documents reasonably requested to be executed and delivered by the Company, its legal counsel or the managing underwriter in connection with such offering.

                  2.4 Parity of Holders in Public Offerings. To the extent that any Holders shall at any time make a demand for the Company to register all or a portion of the Registrable Securities held by them for sale in a public offering (hereafter "Demand Holders"), then the Company shall promptly give all other Holders ("Other Holders") written notice of the Company's receipt of such demand ("Demand Notice"), including all of the terms of such demand, which shall include but not be limited to whether such offering is to be underwritten. Any Other Holders electing to participate in such registration and offering on the same terms as the Demand Holders shall confirm their election by delivering a written notice of such election (an "Election Notice") to the Company and the Other Holders on or before the tenth business day following the date the Demand Notice was received. If such Other Holders do not deliver such Election Notice within such ten (10) business day period, then the Company shall proceed with such registration without the inclusion of the shares held by such Other Holders. The Company shall bear all costs of preparing and filing such registration statement, except for the fees of counsel retained by the Other Holders.

                  2.5 Underwritten Demand Registration and Repurchase Offer.

            (a) If at any time (i) the Company has failed to file the reports required to be filed by it under the 1934 Act such that the Company has not had available adequate current information as required by Rule 144(c)(1) to permit the Holders to make sales of Common Stock under Rule 144 for a period of 60 or more consecutive trading days (the "Rule 144 Default Period") and (ii) during the Rule 144 Default Period the Company has not offered to purchase all of the Registrable Securities then held by the Holders at a price per share equal to the average closing sales price of the Common Stock during the ten (10) trading days ending on the second trading day immediately preceding the date on which the Company makes a written offer to purchase such Registrable Securities, then the Holders of a majority of the then outstanding Registrable Securities shall have the right, on one occasion, to make a demand, in writing, for the Company to register all or a portion of the Registrable Securities held by them for sale in an underwritten offering (an "Underwritten Demand"); provided, however, that the Holders shall only be entitled to make an Underwritten Demand in the event Registrable Securities thereof are at the time not included in another Registration Statement which is then current and available for use by the Holders. Following an Underwritten Demand, the Company shall use commercially reasonable efforts to file with the SEC an Underwritten Demand Registration Statement relating to the offer and sale of those Registrable Securities to which the Underwritten Demand relates, by and on behalf of the Holders, in the manner requested by the Holders and the managing underwriters for such offer.

            (b) Notwithstanding any other provisions hereof, the Company shall use commercially reasonable efforts to ensure that (i) the Underwritten Demand Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Underwritten Demand Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of the Underwritten Demand Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            (c) The Holders shall have the right to select the managing underwriters to be used in connection with any underwritten offering under this
Section 2.4, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

            (d) In the event the Company (i) fails to cause the Underwritten Demand Registration to be declared effective by the SEC within 135 days (the "Underwritten Demand Deadline") from receipt by the Company of (x) an Underwritten Demand and (y) written notice from an investment banking firm that it has agreed to serve as managing underwriter in connection with the Underwritten Demand, or (ii) exercise its right to repurchase all of the Shares, the Company shall pay to the Holders of the Investor Shares, as liquidated damages, and in full satisfaction of its obligations under this Agreement, an amount equal to $0.10 per Share. Notwithstanding the foregoing, the Underwritten Demand Deadline shall be extended by any delay in effectuating the Underwritten Demand related to or caused by any Holder or underwriter.

                  2.6 Expenses.

            (a) The Company shall pay all Registration Expenses in connection with any registrations pursuant to Article 2 hereof.

            (b) The Holders shall pay the fees, expenses and disbursements of counsel and other experts and advisors retained to represent it and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement.

                  2.7 Additional Securities. Notwithstanding anything in this Agreement to the contrary, except as provided in Section 2.3 hereof, the Company shall be permitted to include any other debt or equity securities on its own behalf and on behalf of other selling security holders in any Registration Statement filed pursuant to this Agreement unless and to the extent the inclusion of any such securities would result in a reduction of any Holders' securities in a Registration Statement filed pursuant to Section 2.1, 2.2 or 2.4.

                  2.8 Priority on Registrations. Notwithstanding anything in this Agreement to the contrary, to the extent that any lesser amount of Registrable Securities are registered pursuant to this Section 2, then any reduction shall be allocated pro rata among the Placement Purchasers as to sixty percent (60%) of the reduction, and pro rata among the Investor Purchasers as to forty percent (40%) of the reduction.

            3. Registration Procedures. In connection with the obligations of the Company with respect to a Registration Statement pursuant to Section 2.1,
2.2 or 2.4, the Company shall:

                  (a) use its commercially reasonable efforts to prepare and file as promptly as practicable with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (i) shall be available for the sale of Registrable Securities covered by such Registration Statement by the Holders and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (ii) in the case of the Automatic Registration or a Demand Registration, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2.1(b) or 2.2(a)(ii) hereof, as applicable;

                  (b) in the case of a Demand Registration or an Underwritten Demand Registration, use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep such Registration Statement continuously effective for the applicable period hereunder for the Registrable Securities covered thereby; and use commercially reasonable efforts to cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any similar provision then in force) and comply with the provisions of the 1933 Act and the 1934 Act applicable to them with respect to the disposition of all securities covered by the Registration Statement during the applicable period set forth in Section 2;

                  (c) provide copies to and permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) business days prior to their filing with the SEC and not file any document to which such counsel reasonably objects, it being acknowledged and agreed that any time period during which the Purchasers' counsel is reviewing any Registration Statement or part thereof after such three (3) business days period shall not be counted or applied in determining whether any liquidated damages shall be due and owing under this Agreement;

                  (d) (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company (but not later than two (2) business days after filing date, receipt date or sending date, as the case may be) and at such additional times and from time to time as the Purchasers (and, in the case of Registration Statement under Section 2.4, the managing underwriters) may request in order to facilitate the disposition of the Registrable Securities, furnish or make available (including by filing with and available through EDGAR) to the Holders (and, in the case of Registration Statement under Section 2.4, the managing underwriters) and their designated counsel, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as the Holders (and, in the case of Registration Statement under Section 2.4, the managing underwriters) may reasonably request, including financial statements and schedules and, if the Holders (and, in the case of Registration Statement under Section 2.4, the managing underwriters) so requests, all exhibits; and (ii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by the Holders (and, in the case of Registration Statement under Section 2.4, the managing underwriters) in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (e) use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as the Holder may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders (and, in the case of Registration Statement under Section 2.4, the managing underwriters) to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holders; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (f) notify promptly each Holder and, if requested by a Holder (and, in the case of Registration Statement under Section 2.4, the managing underwriters), confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement of a material fact made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

            (g) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and (ii) if such order is issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

            (h) upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(f)(ii), (iii), (iv), (v) or (vi) hereof, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus (x) will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish or make available to each Holder such number of copies of the Prospectus, as amended or supplemented, as the Holder may reasonably request;

            (i) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to each Holder (and, in the case of Registration Statement under Section 2.4, the managing underwriters), which documents will be subject to the reasonable review of the Holder (and, in the case of Registration Statement under Section 2.4, the managing underwriters);

            (j) use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted if requested by the Holders, if any;

            (k) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

            (l) in connection with an Underwritten Demand Registration under
Section 2.4:

                  (i) enter into customary agreements (including an underwriting agreement in customary form, including customary representations, warranties, covenants, conditions and indemnities) and, at the Company's cost, take such other actions as are required or reasonably requested by the Holders or the managing underwriters in order to expedite or facilitate the sale of such Registrable Securities; provided, however, that the Company's participation in a "road show" or other marketing efforts shall be limited to one "overnight road show" for the Underwritten Demand shall not be disruptive to the Company's business, except in the case of an Underwritten Demand Registration that covers Registrable Securities with a market value at the time the Underwritten Demand Registration Statement is filed of at least $10,000,000, in which case the Company's participation in a "road show" or other marketing efforts shall be extended to cover a seventy-two (72) hour period;

                        (ii) at the request of the managing underwriters in
            connection with an underwritten offering, furnish to the underwriters (i) an opinion of counsel, addressed to the underwriters, covering such customary matters as the managing underwriters may reasonably request and (ii) a comfort letter or comfort letters (and updates thereof) from the Company's independent public accountants covering such customary matters as the managing underwriters may reasonably request; and

                        (iii) if requested by the managing underwriters or the
            Holders, promptly incorporate in a prospectus supplement or post effective amendment such information as the managing underwriters or the Holders reasonably request to be included therein, including, without limitation, with respect to the Registrable Securities being sold by the Holders, the purchase price being paid therefor by the underwriters and with respect to any other items of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all require filings of such prospectus supplement or post effective amendment.

            The Company may (as a condition to the preparation of, or otherwise proceeding with the Automatic Registration, a Demand Registration or an Underwritten Demand Registration Statement or the inclusion of a Holder's securities in a Registration Statement) require each Holder to furnish to the Company such information regarding the Holder and the proposed distribution by the Holder as the Company (and the managing underwriter in the case of a Tag-along Registration or an Underwritten Demand Registration Statement) may from time to time reasonably request in writing. Notwithstanding anything herein to the contrary, the Holder may not include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless it (i) furnishes to the Company any such information reasonably requested by the Company, (ii) agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by the Holder not materially misleading and (iii) in the case of a Tag-along Registration or an Underwritten Demand Registration Statement, agrees to execute and deliver the agreements, documents and certificates required under and in accordance with
Section 2.3(e) hereof.

            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(iii), (iv), (v) and (vi) hereof, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, the Holder will deliver to the Company (at its expense) all copies in the Holder's possession, other than permanent file copies then in the Holder's possession, of the Prospectus covering Registrable Securities current at the time of receipt of such notice. In addition, if the Company shall furnish to a Holder a certificate signed by an executive officer of the Company stating that the Company's Board of Directors has determined in good faith the disclosure of information in any Registration Statement or related Prospectus would materially interfere with any acquisition, divestiture, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a Registration Statement or suspend the use of a Prospectus for a period of not more than ninety (90) days; provided, however, that the Company shall not exercise its right to postpone or suspend any registration pursuant to this sentence for more than one hundred and twenty (120) days in the aggregate during any period of three hundred sixty (360) consecutive days. If the Company shall give any such notice to postpone, suspend or discontinue the disposition of Registrable Securities pursuant to the Registration Statement as set forth in this paragraph, the Company shall extend the period during which a Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Any such suspension shall be referred to as a "Black-out Period." The Company shall not be entitled to initiate a Black-out Period unless it shall, in accordance with its policies then in effect, forbid purchases and sales in the open market by its senior executives.

      4. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Holders and its directors, officers and employees, each person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Affiliate of any Holder within the meaning of Rule 405 under the 1933 Act from and against any and all losses, claims, damages, liabilities, judgments and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses") caused by, arising out of, or based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or in any blue sky application or other document executed by the Company which is filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), or (ii) any omission or alleged omission to state in such Registration Statement or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company shall not be liable to indemnify a Holder insofar as such Losses are (I) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to a Holder furnished to the Company in writing by the Holder expressly for use therein (which was not subsequently corrected in writing prior to the sale of Registrable Securities to the person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement or such Prospectus appropriately), (II) based upon a Holder's failure to provide the Company with a material fact relating to the Holder which is required to be included in the Registration Statement or Blue Sky Application necessary to make a statement in the Registration Statement or Blue Sky Application not be misleading, or (III) arising out of or based upon sales of Registrable Securities by a Holder to the person asserting any such Losses, if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) had been provided to the Holder and would have cured the defect giving rise to such Losses; (B) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with any registration of its securities; or (C) any failure to register or qualify the Registrable Securities included in any Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Holder's behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company).

            (b) Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) and any of their Affiliates, to the same extent as the foregoing indemnity from the Company to the Holders, but only (i) with reference to information relating to the Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in such Registration Statement, Prospectus, Blue Sky Application or amendment or supplement thereto (which was not subsequently corrected in writing prior to the sale of Registrable Securities to the Person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement, Prospectus or Blue Sky Application appropriately), (ii) with reference to information relating to such Holder which the Holder fails to provide in writing for use in the Registration Statement, Prospectus or Blue Sky Application resulting in an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or in connection with a sale of Registrable Securities or (iii) arising out of or based upon sales of Registrable Securities by such Holder to the person asserting any such Losses if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) had been provided to the Holder and would have cured the defect giving rise to such Losses.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4(a) or 4(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such proceedings and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure of any indemnified party so to notify an indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is prejudiced by such failure to notify. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable ethical legal standards due to actual or potential differing interests between them based upon the indemnified party's reasonable judgment upon advice of counsel to the indemnified party or (iii) the indemnifying party fails to agree to assume the defense of such proceeding within thirty (30) business days after receipt of written notice thereof from the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be reasonably acceptable to the indemnifying party and shall be designated in writing by, in the case of parties indemnified pursuant to Section 4(a) the indemnifying Holder or Holders and, in the case of parties indemnified pursuant to 4(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment that is indemnifiable pursuant to Section 4(a) or 4(b), as the case may be. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not require the indemnified party to admit culpability or fault.

            (d) To the extent that the indemnification provided for in Section 4(a) or 4(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company or the failure of such party to provide information, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreements or otherwise.

            (g) The indemnity and contribution provisions contained in this
Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement and (ii) the sale of any Registrable Securities by the Holders.

            (h) Notwithstanding any provision of this Section 4, in no event shall the contribution obligation of any Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 4 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

            For purposes of this Section 4, each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Holder or its directors, officers or employees, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

            5. Miscellaneous.

                  5.1 Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company will use commercially reasonable efforts to file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Holders, the Company will deliver to the Holders (i) a written statement as to whether it has complied with such reporting requirements, (ii) if it is not filed with and available through EDGAR,` a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and
(iii) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration. In addition, the Company covenants to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold.

                  5.2 Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), any underwriter participating in any disposition of shares of Common Stock on behalf of the Holders pursuant to a Registration Statement filed under Section
2.4 or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers and directors, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter (in the case of a Registration Statement filed under Section 2.4) in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters (in the case of a Registration Statement filed under Section 2.4) and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement. The Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

                  5.3 Amendments and Waivers. This Agreement may not be amended, modified or supplemented without the written consent of the Company and the Holders of a majority of the Registrable Securities, and waivers or consents to departures from the provisions hereof may only be given in writing by the party granting such waiver, consent or departure.

                  5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and duly given when delivered by hand or mailed by express, registered or certified mail, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by the Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the respective Purchase Agreement with respect to the Holder, and (b) if to the Company, to the attention of its General Counsel, initially at the Company's address set forth in the Purchase Agreements, and thereafter at such other address of which notice is given in accordance with the provisions of this
Section 5.4, with a copy to (i) Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, attention, Robert J. Mittman, Esq. and (ii) Kane Kessler, PC, 1350 Avenue of the Americas, 26th Floor, New York, New York 10019, Attention:
Jeffrey S. Tullman, Esq.

                  5.5 Assignment; Benefits. Each Holder may assign all or any part of its rights under this Agreement to any Affiliate of the Holder. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

                  5.6 Entire Agreement. This Agreement (including any schedules or exhibits hereto), together with the Purchase Agreements and the Shareholder Agreement (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

                  5.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  5.8 Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and each Holder hereby irrevocably and unconditionally consent to the jurisdiction of such courts and personal service with respect thereto, waive any objection to the laying of venue of any such litigation in such courts and agree not to plead or claim that such litigation brought in any courts has been brought in an inconvenient forum. Each of the Company and each Holder hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

                  5.9 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby provided that the essential terms and conditions of this Agreement for the parties remain valid, binding and enforceable; provided, further, that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                  5.10 Counterparts. This Agreement and any amendments, modifications and supplements hereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  5.11 Third Party Beneficiaries. The indemnified parties pursuant to Section 4 are intended to be third party beneficiaries of this Agreement, and this Agreement shall inure to the benefit of, and be enforceable by, such indemnified parties.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           GILMAN + CIOCIA, INC.

                                           By: ________________________________
                                               Name:
                                               Title:

                                           [HOLDERS]

                                           By: ________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GILMAN + CIOCIA, INC.

      ---------------------------------------------------------------------
            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
     ----------------------------------------------------------------------

            The undersigned, being a duly authorized officer of Gilman + Ciocia, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

            FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

            "FOURTH: Capital Stock. The total number of shares of capital stock that this Corporation shall have authority to issue shall be Five Hundred Million One Hundred Thousand shares, of which Five Hundred Million (500,000,000) shares shall be par value $.01 per share Common Stock, and One Hundred Thousand (100,00) shall be par value $.001 per share Preferred Stock divided into such series and designations, and with voting powers, preferences, optional or other special rights, qualifications or restrictions of each thereof as shall be set forth in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors of the Corporation without further consent or approval of the stockholders of the Corporation, which authority, without further consent or approval of the stockholders of the Corporation, is hereby granted."

            SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I have signed this Certificate on __________, 2007.

                                              GILMAN + CIOCIA, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT E

                                VOTING AGREEMENT

      THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of April 25, 2007, is made and entered into among Wynnefield Small Cap Value Offshore Fund, Ltd., a private investment company organized under the laws of the Cayman Islands, Wynnefield Partners Small Cap Value, L.P., a Delaware limited partnership, Wynnefield Partners Small Cap Value, L.P., I, a Delaware limited partnership, and WebFinancial Corporation, a Delaware corporation, (each, a "Purchaser" and collectively, the "Purchasers"), and each party listed under the heading "Stockholders" on the signature page(s) hereof (each a "Stockholder" and collectively, the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, Purchasers and Gilman + Ciocia, Inc., a Delaware corporation (the "Company"), have entered into the Investor Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), which provides for, among other things, the sale and issuance by the Company of an aggregate of 40,000,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), on the terms and conditions contained in the Purchase Agreement;

      WHEREAS, as of the date hereof, each Stockholder owns, beneficially and of record, and has the power to vote the number of shares of Common Stock set forth beside such Stockholder's name on Exhibit A hereto (all of such shares of Common Stock owned by the Stockholders, together with any other shares of capital stock of the Company acquired by any of such Stockholders, including shares of Common Stock acquired through the exercise of any stock option, after the date hereof and prior to the Termination Date (as hereinafter defined), being referred to herein collectively as the "Shares"); and

      WHEREAS, as a condition to the willingness of Purchasers to enter into the Purchase Agreement, Purchasers have required that the Stockholders agree, and in order to induce Purchasers to enter into the Purchase Agreement, the Stockholders have agreed, to enter into this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                CERTAIN COVENANTS

      1.1 Grant of Proxy; Voting Agreement.

            (a) Each Stockholder hereby revokes, or has previously revoked, all prior proxies, voting agreements or powers-of-attorney given or entered into with respect to any of his respective Shares, and hereby irrevocably (to the fullest extent permitted by law) constitutes and appoints T. Finkelstein, or any designee of Ted Finkelstein, (the "Attorney-in-Fact") as his true and lawful proxy and attorney-in-fact, for and in the name, place and stead of such

Stockholder, to vote his respective Shares at any time during the period from the date of this Agreement to the Termination Date set forth in Article 5 below, (such period being referred to herein as the "Term"), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or postponements thereof, or pursuant to any written consent in lieu of a meeting or otherwise, in the following manner:

                  (i) in favor of approval of the Purchase Agreement, the Shareholder Agreement, the Registration Rights Agreement and the transactions contemplated thereby, any other matter necessary for the consummation of the transactions contemplated thereby ("Transactions") and considered and voted upon by the stockholders of the Company at any such meeting of stockholders or in such written consent;

                  (ii) against approval of any proposal made in opposition to or in competition with the consummation of the transactions contemplated by the Purchase Agreement or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or of the Stockholder under this Agreement;

                  (iii) in favor of any amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized thereunder in accordance with the terms and conditions of the Purchase Agreement.

            (b) Concurrently with the execution of this Agreement, each Stockholder has delivered to Ted Finkelstein a proxy in the form attached hereto as Exhibit B (individually, the "Proxy", and collectively, the "Proxies"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to his or her respective Shares.

            (c) Notwithstanding the foregoing grant to Ted Finkelstein of the Proxies, if Ted Finkelstein elects not to exercise its rights to vote any of the Shares pursuant to the Proxies, each Stockholder agrees in his capacity as a stockholder of the Company and not in his capacity as a director, officer or employee of the Company, to vote his or her respective Shares during the Term as indicated in Section 1.1(a) at any annual, special or other meeting of the stockholders of the Company and at any adjournment or postponements thereof, or pursuant to any written consent in lieu of a meeting or otherwise.

            (d) Each Stockholder agrees that his irrevocable proxy and all other power and authority intended to be conferred by Section 1.1(a) are coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of such Stockholder or by the occurrence of any event or events except as provided herein, except as provided in paragraph (e) of this subsection 1.1.

            (e) The irrevocable Proxies contemplated hereby shall not be affected by the death, disability or dissolution of any Stockholder, and shall be binding upon the heirs, successors and assigns or the respective Stockholders.

      1.2 Further Assurances. Each Stockholder agrees that, from time to time, at Purchasers' reasonable request, each Stockholder shall perform such further acts (other than affix a legend regarding this Agreement to the certificates representing his Shares) and execute such further documents and instruments as may reasonably be required to vest in the Attorney-in-Fact the power to carry out and give effect to the provisions of this Agreement.

      1.3 No Inconsistent Actions. Each Stockholder agrees that such Stockholder shall not take any action, except as required to fulfill such Stockholder's fiduciary duties as an officer or director of the Company, that would in any way restrict, limit or interfere with the performance of the such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement, including, without limitation, the Transactions, or which shall cause any of the representations set forth in Article 2 of this Agreement to become untrue.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each of the Stockholders, severally and not jointly, represents and warrants to Purchasers, as of the date hereof, as follows:

      2.1 Authorization. Such Stockholder has the requisite power and authority to enter into and deliver this Agreement and to fully perform the obligations required to be performed by him or her hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder, this Agreement has been duly executed by him, and does not violate any agreement, lease, indenture, judgment, order or decree or other instrument which is binding upon such Stockholder. The execution, delivery and performance of this Agreement have been duly and validly authorized by such Stockholder acting in a fiduciary, representative or corporate capacity (if applicable). Assuming this Agreement has been duly and validly executed by a duly authorized officer of each Purchaser, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against him or her in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

      2.2 No Consent. No authorization, consent or approval of, or any filing with, any public body or authority or other party is necessary for the execution and delivery of this Agreement and consummation by such Stockholder of the transactions contemplated by this Agreement.

      2.3 Ownership. Such Stockholder is the record and beneficial owner of, and, except as set forth on Exhibit A, owns good and marketable title to, the number of Shares set forth beside such Stockholder's name and federal tax identification number or social security number on Exhibit A, free and clear of any and all liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever, except for such restrictions arising under applicable securities law and this Agreement. Except as set forth on Exhibit A, such Stockholder owns no shares of capital stock of the Company or any other equity security of the Company or right of any kind to have any such equity security issued. Such Stockholder has the exclusive right, power and authority to vote the Shares set forth on Exhibit A owned by such Stockholder, and with the exception of this Agreement, such Stockholder is not party to or bound by any agreements affecting or relating to such Stockholder's right to transfer or vote the Shares owned by such Stockholder.

      2.4 Adequate Information. Such Stockholder is a sophisticated party with respect to his Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Shares and has independently and without reliance upon Purchasers and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES AND OF THE PURCHASERS

      Each Purchaser represents and warrants to each Stockholder, as of the date hereof, that such Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

                                    ARTICLE 4

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The respective representations and warranties of each Stockholder and Purchasers contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

                                    ARTICLE 5

                                   TERMINATION

      This Agreement shall terminate upon the earlier to occur of (i) October] 31, 2007 or (ii) approval by the stockholders of the Company of (a) an amendment to the Company's Certificate of Incorporation that increases the number of authorized shares of Common Stock to 500,000,000 shares, and (b) the transactions contemplated by the Purchase Agreement (such date of termination of this Agreement being referred to herein as the "Termination Date"). At the Termination Date, this Agreement shall become void and be of no further force and effect, provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Termination Date.

                                    ARTICLE 6

                                  MISCELLANEOUS

      6.1 Defined Terms. All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

      6.2 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

      6.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. The parties hereby agree that for purposes of this Agreement neither party has made to the other any representations, warranties or covenants or other disclosures other than those specifically contained in this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

      6.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

      6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      6.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

      6.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      6.9 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      6.10 Fees and Expenses. All costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      6.11 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 6.11:

        If to:

        Wynnefield Partners SmallCap Value, L.P.
        Wynnefield Capital Management, LLC
        Wynnefield SmallCap Value Offshore Fund, Ltd.:

        c/o Nelson Obus
        450 7th Avenue, Suite 509
        New York, New York 10123
        Tel: 212.760.0814
        Fax: 212.760.0824
        with a copy to:                 Kane Kessler, PC
                                        1350 Avenue of the Americas, 26th Floor
                                        New York, New York  10019
                                        Telecopier:  (212) 245-3009
                                        Attn: Jeffrey S. Tullman, Esq.

        WebFinancial Corporation
        590 Madison Avenue, 32nd Floor
        New York, New York  10022

        If to any of the
        Stockholders:                   At the address set forth under such
                                        Stockholder's name on Exhibit A

        with a copy to:                 Blank Rome LLP
                                        The Chrysler Building
                                        405 Lexington Avenue
                                        New York, New York  10174
                                        Telecopier: (212) 885-5001
                                        Attn: Robert J. Mittman, Esq.

      6.12 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) no Stockholder makes any agreement or understanding herein in any capacity other than in such Stockholder's capacity as a record holder and beneficial owner of Shares, (b) if, during the Term, any Stockholder or any representative of any Stockholder is a member of the Company's Board of Directors or an officer of the Company, nothing herein shall be construed to limit or affect any action or inaction by any such officer or director acting in such person's capacity as a director or officer of the Company and solely in the exercise of his or her fiduciary duties and responsibilities in such capacity, and (c) no Stockholder shall have any liability to Purchasers or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by any Stockholder, or any officer, partner, member or employee, as applicable, of any Stockholder serving on the Company's Board of Directors acting in such person's capacity as a director or officer of the Company and solely in the exercise of his or her fiduciary duties and responsibilities in such capacity.

      6.13 Specific Performance. Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching party for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching party posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

      6.14 Submission to Jurisdiction. Any suit, action or proceeding with respect to this Agreement shall be brought in any court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the exclusive jurisdiction of any such court for the purpose of any such suit, action, proceeding or judgment. The parties hereto hereby irrevocably waive (i) any objections which any of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, (ii) any claim that any such suit, action or proceeding brought in such court has been brought in any inconvenient forum and (iii) any right to a jury trial. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, except to the extent that Delaware General Corporation Law is mandatorily applicable and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.11 above with respect to the Purchasers, and at the address set forth under such Stockholder's name on Exhibit A with respect to the Stockholders, shall be reasonably calculated to give actual notice.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  PURCHASERS:

                                  WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

                                  By: Wynnefield Capital Management, Inc.,
                                      its Investment Manager

                                      By: ______________________________________
                                          Name:  Nelson Obus
                                          Title: President

                                  WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

                                  By: Wynnefield Capital Management, LLC,
                                      its general partner

                                      By: ______________________________________
                                          Name:  Nelson Obus
                                          Title: Co-Managing Member

                                  WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

                                  By: Wynnefield Capital Management, LLC,
                                      its general partner

                                      By: ______________________________________
                                          Name:  Nelson Obus
                                          Title: Co-Managing Member

                                  WEBFINANCIAL CORPORATION

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  STOCKHOLDERS:


                                  ______________________________________________
                                  MICHAEL P. RYAN



                                  ______________________________________________
                                  CAROLE ENISMAN



                                  ______________________________________________
                                  TED H. FINKELSTEIN



                                  ______________________________________________
                                  DENNIS CONROY


                                  PRIME PARTNERS, INC.

                                  By: __________________________________________
                                      Name:  Ralph A. Porpora
                                      Title: Vice President

ACKNOWLEDGED:

GILMAN + CIOCIA, INC. (the "Company")

By: _________________________________
    Name:
    Title:

                                    EXHIBIT A

               Stockholder/Address                            Shares
----------------------------------------------    ------------------------------
Wynnefield Small Cap Value Offshore Fund, Ltd.
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value, L.P.
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value, L.P., I
c/o Nelson Obus
450 7th Avenue, Suite 509
New York, NY 10123

WebFinancial Corporation
590 Madison Avenue, 32nd Floor
New York, NY  10022
Attn: Jack Howard

Michael P. Ryan

Carole Enisman

Ted H. Finkelstein

Dennis Conroy

Prime Partners, Inc.

                                    EXHIBIT B

                                IRREVOCABLE PROXY

      The undersigned stockholder of Gilman + Ciocia, Inc., a Delaware corporation (the "Company"), hereby irrevocably, to the fullest extent permitted by law and subject to the Voting Agreement (defined below), appoints [name, jurisdiction of organization, as applicable, and address], as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on Exhibit A to the Voting Agreement of even date herewith by and between __________ and __________ (collectively, the "Purchasers"), the undersigned stockholder and the other parties thereto ("Voting Agreement"). Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Termination Date (as defined below).

      This Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of Purchasers entering into that certain Investor Purchase Agreement (the "Purchase Agreement"), by and among Purchasers, the Company and the other parties thereto dated as of April __, 2007. As used herein, the term "Termination Date" shall mean the earlier to occur of (i) October 31, 2007 or (ii) the date of approval by the stockholders of the Company of (a) an amendment to the Company's Certificate of Incorporation that increases the number of authorized shares of Common Stock to 500,000,000 shares, and (b) the transactions contemplated by the Purchase Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting (a) in favor of approval of the Purchase Agreement, the transactions contemplated thereby, any other matter necessary for the consummation of the transactions contemplated thereby and considered and voted upon by the stockholders of the Company at any such meeting of stockholders or in such written consent; (b) against approval of any proposal made in opposition to or in competition with the consummation of the transactions contemplated by the Purchase Agreement or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Purchase Agreement or of the undersigned under the Voting Agreement; and (c) in favor of any amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized thereunder.

      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      This Proxy shall terminate, and be of no further force and effect, automatically upon the Termination Date.

Dated: April _____, 2007                        ________________________________
                                                Name:___________________________
[Notary]


                                      B-2